EXHIBIT 1

                     JOINT FILING AGREEMENT

         The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

         This Joint Filing Agreement and Power of Attorney may be signed in counterpart copies.

                    (Signature Page Follows)

Date:  May 27, 1997

                       By: SATELLITE COMPANY, LLC

                           By:    Fonovisa Centroamerica, S.A.
                           Title: Manager

                                  By: /s/ Jorge Suarez Barbosa
                                     --------------------------
                                     Name: Jorge Suarez Barbosa
                                     Title: Attorney-in-Fact

Date: May 27, 1997

                       By: GRUPO TELEVISA, S.A.

                           By: /s/ Emilio Romano
                              ---------------------------
                              Name:  Emilio Romano
                              Title: Authorized Signatory